Exhibit 24(a)
     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
     -----------------------------------------

To Household International, Inc.:


We hereby consent to the incorporation by reference in Registration Statement Nos. 2-86383, 33-21343 and 33-52211 on Form S-8 of our report dated June 27, 1994, appearing in this Annual Report on Form 11-K of the Household International Tax Reduction Investment Plan for the year ended December 31, 1993.





ARTHUR ANDERSEN & CO.


Chicago, Illinois
June 27, 1994

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